Exhibit 99.1

May 10, 2018

We are pleased to report your company’s financial results for the first quarter of 2018. Total assets increased $46.3 million, or 6.8% to reach $722.7 million as of March 31, 2018 from $676.5 million as of March 31, 2017. Consolidated net income for the first quarter of 2018 was 2.7 million, or $0.62 per share, compared to $1.9 million, or $0.43 per share, for the same period in 2017, and improvement of 42.3%.

Total loans increased $54.4 million, or 10.1% to $595.4 million as of March 31, 2018 compared to $541.0 million as of March 31, 2017. The Company has retained the servicing on loans totaling $504.8 million as of March 31, 2018 compared to $466.5 million as of March 31, 2017. Total deposits reached $623.8 million as of March 31, 2018 compared to $582.1 million a year ago, or growth of $41.8 million, or 7.2%. The Company had total capital of $59.2 million with a book value per share of $13.25 as of March 31, 2018 compared to $57.2 million and $12.81 per share as of March 31, 2017.

There were a few factors that drove our improved net income quarter over quarter. Net Interest Income improved 9.9%, primarily because of the growth of our loan portfolio quarter over quarter. Noninterest income improved quarter over quarter due to a couple of one-time items that more than offset a decrease in the gain on sale of real estate loans. Net operating income before tax improved 25.7% when comparing the first three months of 2018 to the same time period in 2017. Lastly, income tax expense was less during the first quarter of 2018 compared to 2017 as a result of the reduction in the federal income tax rate. Management sees the improvement in net income before tax as a more accurate picture of core performance. As a reminder, the defined benefit pension plan will be terminated in the fourth quarter, at which time we will recognize a one- time charge to earnings.

We have experienced one of the coldest early spring seasons in memory, extending our winter tourism season and thus improving the related business’ financial performance. Maple sugar season is now winding down, with an average crop expected in Vermont and New Hampshire, with much variability based on sugar bush elevation and orientation. The local dairy industry is facing some of its steepest challenge years, with even the best farmers struggling to cover their cost of production. Fortunately we do not have significant loan exposure to this industry.

It is with sadness we inform you of the passing of long time officer and director Cynthia D. Borck. Cynthia joined the bank in 1986 and served until 2014 when she stepped down from the Board of Directors. She was a great teammate, role model, and mentor to her colleagues at the bank. She will be missed.

On April 18, 2018, the Board of Directors declared a regular quarterly cash dividend of $0.30 per share payable May 10, 2018 to shareholders of record as of April 30, 2018. Please find your dividend check or advice of remittance enclosed.

You are invited to the 127th Annual Meeting of Union Bankshares, Inc. to be held on May 16, 2018 at 3:00 pm at the Charlmont Restaurant meeting room, located at 116 Vermont Route 15 West, Morrisville, Vermont. Along with the normal business of the day will be a general discussion of current initiatives followed by a reception. We hope you will attend.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 17 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 126 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)			Union Bankshares, Inc.

						DIRECTORS	OFFICERS
						Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
						Neil J. Van Dyke-Vice Chairman	David S. Silverman - President & CEO
ASSETS	MARCH 31, 2018	MARCH 31, 2017		MARCH 31, 2018	MARCH 31, 2017	Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer

						Dawn D. Bugbee	John H. Steel - Secretary
				(3 months ended)
						John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$3,328	$3,710	Interest Income	$7,571	$6,839
						Timothy W. Sargent	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	9,918	21,257	Interest Expense	647	537	David S. Silverman
			Net Interest Income	6,924	6,302	John H. Steel	REGIONAL ADVISORY BOARD MEMBERS
Interest Bearing Deposits in Banks	9,601	8,508				Schuyler W. Sweet
			Provision for Loan Losses	—	—
Investment Securities	68,942	68,638	Net Interest Income After Provision for Loan Losses	6,924	6,302	Union Bank	Michael R. Barrett - St. Johnsbury
Loans Held for Sale	2,938	2,847					Joel S. Bourassa - Northern NH
			Trust Income	193	178	DIRECTORS	Steven J. Bourgeois - St. Albans
Loans, net	592,457	538,171	Noninterest Income	2,278	2,055	Kenneth D. Gibbons-Chairman	Stanley T. Fillion - Northern NH
						Neil J. Van Dyke-Vice Chairman	Rosemary H. Gingue - St. Johnsbury
Reserve for Loan Losses	(5,405)	(5,192)	Noninterest Expenses:			Steven J. Bourgeois	John M. Goodrich - St. Johnsbury
			Salaries & Wages	2,649	2,568	Dawn D. Bugbee	Richard L. Isabelle - St. Johnsbury
Premises and Equipment, net	14,298	13,272				John M. Goodrich	Christopher M. Knapp - Northern NH
			Pension & Employee Benefits	958	879	Nancy C. Putnam	Coleen K. Kohaut - St. Albans
Accrued Interest & Other Assets	26,654	25,240				Timothy W. Sargent	Justin P. Lavely - St. Johnsbury
			Occupancy Expense, net	395	390	David S. Silverman	Daniel J. Luneau - St. Albans
Total Assets	$722,731	$676,451				John H. Steel	Mary K. Parent - St. Johnsbury
			Equipment Expense	535	534	Schuyler W. Sweet	Samuel H. Ruggiano - St. Albans
							David S. Silverman - All
			Other Expenses	1,598	1,570		Schuyler W. Sweet - Northern NH

			Total	6,135	5,941	Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	MARCH 31, 2018	MARCH 31, 2017
			Income Before Taxes	3,260	2,594
			Income Tax Expense	513	664	VERMONT
Noninterest Bearing Deposits	$128,951	$110,087
			Net income	$2,747	$1,930	Barre	Loan Center
Interest Bearing Deposits	392,027	369,451					14 North Main Street	802.476.0062
			Earnings per share	$0.62	$0.43	Danville	421 Route 2 East	802.684.2211
Time Deposits	102,865	102,527				Fairfax	9 Ramsey Road	802.849.2600
			Book Value Per Share	$13.25	$12.81	Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	31,265	31,727				Jeffersonville	5062 VT Route 15	802.644.6600
						Johnson	198 Lower Main Street	802.635.6600
Accrued Interest & Other Liabilities	8,459	5,489				Lyndonville	183 Depot Street	802.626.3100
						Morrisville	20 Lower Main Street	802.888.6600
Common Stock	9,882	9,874					65 Northgate Plaza	802.888.6860
						Newport	Loan Center
Additional Paid-in Capital	803	658					325 East Main Street	802.334.0750
						St. Albans	15 Mapleville Depot	802.524.9000
Retained Earnings	58,604	53,722				St. Johnsbury	364 Railroad Street	802.748.3131
Accumulated Other Comprehensive Loss	(6,046)	(3,054)					325 Portland Street	802.748.3121
						S. Burlington	Loan Center
							30 Kimball Avenue	802.865.1000
Treasury Stock at Cost	(4,079)	(4,030)				Stowe	47 Park Street	802.253.6600
						NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$722,731	$676,451				Groveton	3 State Street	603.636.1611
Standby letters of credit were $2,035,000 and $1,574,000 at March 31, 2018 and 2017, respectively.						Littleton	263 Dells Road	603.444.7136
							76 Main Street	603.444.5321
						Lincoln	135 Main Street	603.745.4000
						N. Woodstock	155 Main Street	603.745.2488